Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-134316, 333-117489, 33-53589, 2-94436, 333-57608, 333-57575, 333-46901, 333-41363, 333-65265, 333-41904, 333-37308, 333-70560 and 33-63958) of International Rectifier Corporation of our report dated September 15, 2008, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the change in accounting principle for patent-related costs discussed in Note 1 and the change in reportable segments discussed in Note 9 to the consolidated financial statements included in the 2009 Form 10-K filed on August 27, 2009 (not separately presented herein), as to which the date is August 26, 2009, and the change in reportable segments discussed in Note 9 and the revision discussed in Note 2 to these consolidated financial statements as to which the date is August 24, 2010, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
August 26, 2010